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                                 EXHIBIT 99.1


October 7, 1998

DALLAS, TX-- Gorges/Quik-to-Fix Foods, Inc., today announced its intent to exit the raw ground beef business, citing higher costs of production, continued ground beef margin pressure, and a desire to concentrate on its core value added product offerings. The Company's ground beef product line primarily consists of IQF (individually quick-frozen) raw hamburger patties, which in the current year has generated approximately $54 million in sales on 60 million pounds in sales volume. "Our operating costs have been increasing due to regulatory issues and risks associated with the sale of raw ground beef, and there is no room in the already slim margin to absorb the increased costs. We are one of the middle tier producers of IQF raw ground beef, profitability has already been strained by market conditions and consolidations, and the risks for us now far outweigh the rewards." stated David Culwell, CEO of Gorges/Quik-to-Fix.

While the raw ground beef segment was approximately 40% of the Company's sales volume, almost all of the Company's gross margin and operating cash flow is generated by its value-added segment of fully cooked and ready to cook beef, pork and poultry items. Mr. Culwell further stated, "This realignment of our business will allow us to focus all of our available time and resources on the part of the business we have always felt is the future of our Company."

The Company operates four plants, three dedicated totally to production of the Company's signature lines of value added product, and one that is primarily a raw ground beef facility. As a part of this decision, the Company has put up for sale the facility that processes primarily ground beef, and is currently holding discussions with potential buyers. "This approach will afford our Company's employees the most orderly transition. Also, while we are anxious to devote our full attention to the value added product line, which is the mainstay of our business, we will not allow this decision to create a hardship for our valued customers. Our three remaining plants are state of the art, have sufficient capacity to meet foreseeable needs, and are more than capable of providing our customers with the quality product they expect from us." said Mr. Culwell

The company anticipates a significant charge to earnings in its fiscal fourth quarter as a result of this restructuring. Since the timing of any sale, the amount of resulting proceeds, and final key dates in the realignment plan are unknown, the amount of the charge can not be determined at this time.

GORGES/QUIK-TO-FIX FOODS, INC., is a leading producer, marketer and distributor of quality value added processed fresh and frozen beef, pork and poultry products supplied primarily to the foodservice industry under its GORGES(R) and
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QUIK-TO-FIX(R) brands. In addition, the Company co-packs a variety of products
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for the retail trade as well as other foodservice
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outlets, and is also a converter of protein products under the USDA Commodity
Reprocessing Program.

Certain statements in this news release regarding future expectations and financial performance, other than historical information, may be regarded as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on an assessment of a variety of factors, contingencies and uncertainties deemed relevant by management, including technological changes, competitive products and services, management issues as well as risks described from time to time in the Company's reports to the Securities and Exchange Commission, its annual report on Form 10-K dated September 28, 1997 and subsequent filings on Form 10-Q. As a result, the actual results realized by the Company could differ materially from the statements made herein. For additional information on the Company's financial condition and future plans see the company's quarterly report on form 10-Q for the period ended June 27, 1998. Readers of these reports and this press release are cautioned not to place undue reliance on the forward looking statements made in this press release.